EXHIBIT 10.1(c)

Amendment to Merger Agreement dated September 13, 2022

3rd Amendment to Merger and Reorganization Agreement

Merger and Reorganization Agreement is amended as follows:

Article 5(e)(10) is partially amended and date for trading of shares extended from March 31, 2023 to June 30, 2023.

Dated: March 16, 2023

Signed by:

Dana Green
President
GlobalTech Corporation

Babar Ali Syed
President
WorldCall Holding Inc.